UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah 84043
(Address of principal executive offices and zip code)

Registrant’s telephone, including area code: (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Terrence Moorehead

On September 26, 2018, Nature’s Sunshine Products, Inc. (the “Company”) announced that Mr. Terrence Moorehead has been appointed by the Company’s Board of Directors (the “Board”) to serve as Chief Executive Officer effective October 1, 2018, and as a member of the Board effective as of September 25, 2018.

Mr. Moorehead, age 55, brings more than 25 years of experience in the retail consumer products industry, most recently as Chief Executive Officer of Carlisle Etcetera LLC, a subsidiary of Royal Spirit Group, from 2015 through July 2018. From 2013 through 2015, he served as Chief Executive Officer of Dana Classic Fragrances, Inc. From 1991 to 2013 he served in various capacities at Avon Products, Inc., including, among other positions, as VP, Strategy and Digital, for North America from 2011 to 2013, President and Chairman of Avon Japan from 2006 to 2011, and President of Avon Canada from 2003 to 2006. Mr. Moorehead received his Masters of Business Administration in Marketing from Columbia University and a Bachelor of Arts in Economics and Marketing from Boston College.

In connection with his appointment, Mr. Moorehead entered into an employment agreement (the “Employment Agreement”) that includes the following terms: (1) an annual base salary of $650,000; (2) participation in the Company’s executive bonus program based on satisfying certain performance criteria set the Board, with a target bonus of 100% of Mr. Moorehead’s base salary, including a guaranteed bonus payment of $162,500 for the fourth quarter of 2018; (3) participation in the Company’s employee benefit plans and other incentive plans available generally to the Company’s employees and executives; (4) certain long-term incentive awards, including (A) an equity award of restricted stock units with a fair value of $1,000,000, which restricted stock units will vest equally over three years, (B) an equity award of performance-contingent restricted stock units with a fair value of $1,350,000, which performance-contingent restricted stock units will vest based on the Company’s stock price reaching certain milestones determined by the Board, and (C) an equity award of restricted stock units with a fair value of at least $1,000,000 to be granted in 2019, made up evenly of time-based (vesting 1/3 each year from the grant date) and performance-contingent awards; (5) reimbursement of reasonable business expenses; (6) a $1,000 monthly car allowance; (7) reimbursement of the cost of an annual physical examination; (8) $1,000,000 in additional term life insurance coverage above that provided by the Company to similarly situated employees, and (9) a payment of $250,000 to cover relocation expenses.

Following a termination by Mr. Moorehead for good reason or by the Company without cause, then provided he has executed the release described in the Employment Agreement and complied with the other terms of the Employment Agreement, Mr. Moorehead will also be entitled to severance of (i) eighteen months of his then base salary, (ii) the pro-rated portion of any bonus payments for the year in which termination occurs, (iii) continued vesting of restricted stock units for a period of eighteen months as if he remained employed during such period, and (iv) reimbursement for the costs of health insurance under COBRA for Mr. Moorehead and his dependents for a period of eighteen months following termination. Mr. Moorehead will also be entitled to the payments described above in the event of his death or incapacity.

Following a termination by Mr. Moorehead for other than good reason or by the Company for cause, then provided he has executed the release described in the Employment Agreement and complied with the other terms of the Employment Agreement, Mr. Moorehead will be entitled to severance of (i) eighteen months of his then base salary, and (ii) reimbursement for the costs of health insurance under COBRA for Mr. Moorehead and his dependents for a period of eighteen months following termination. The Company may decide to cease making these payments under these circumstances, at which point the restrictive covenants relating to not competing against the Company would no longer apply.

In addition, if, within 18 months of a change of control of the Company, Mr. Moorehead is terminated other than for cause or if he terminates his employment for good reason, then, provided he has executed the release described in the Employment Agreement and complied with the other terms of the Employment Agreement, Mr. Moorehead will be entitled to severance of (i) an amount equal to one and one-half times his salary and bonus under the Company’s executive bonus plan for the year in which termination occurs, and (ii) reimbursement for the costs of health insurance under COBRA for a period of eighteen months following termination, if COBRA is elected.

The Employment Agreement contains customary non-compete terms that pertain to Mr. Moorehead while he is employed by the Company and for 12 months after termination of employment.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.3 to this report and is incorporated by reference herein.

Retirement of Mr. Gregory L. Probert

Gregory L. Probert, Chairman and Chief Executive Officer of the Company, will retire from his position as Chief Executive Officer on September 30, 2018. Also on September 25, 2018, Mr. Probert provided notice to the Board that he will resign from his position as a director of the Company, including as the Chairman of the Board, on December 31, 2018.

Provided he signs and delivers the release and complies with the restrictive covenants described in his employment agreement, Mr. Probert will be entitled to receive, in addition to any earned but unpaid compensation, severance comprised of (1) monthly payments equal to one-twelfth of Mr. Probert’s current base salary for a period of eighteen months, (2) the pro rata amount of any bonus related to the 2018 fiscal year, and (3) reimbursement for the cost of continuing health insurance coverage under COBRA for himself and his dependents for eighteen months. Mr. Probert’s severance period will begin October 1, 2018.

The Company has also entered into a consulting agreement (the “Consulting Agreement”) and a letter agreement (the “Letter Agreement”) effective September 25, 2018 with Mr. Probert. Pursuant to the Consulting Agreement Mr. Probert will provide consulting services to the Company to assist with the transition of Mr. Moorehead into the role of Chief Executive Officer. The Consulting Agreement includes the following terms: (i) the consulting period will beginning on October 1, 2018 and ending on December 31, 2018, and (ii) monthly compensation of $51,500 for the consulting period and eligibility to receive a target bonus of $51,500 after the completion of the consulting period. The Letter Agreement provides that Mr. Probert’s restricted stock units will continue to vest through January 5, 2019, as if he had remained employed during such time. The foregoing summary of the Consulting Agreement and the Letter Agreement between Mr. Probert and the Company does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement and the Letter Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated by reference herein.

Item 7.01                        Regulation FD Disclosure.

On September 26, 2018, the Company issued a press release announcing the appointment of Mr. Moorehead. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01                                          Financial Statements and Exhibits.

Item No.	Exhibit
10.1	Consulting Agreement between the Company and Gregory L. Probert.
10.2	Letter Agreement between the Company and Gregory L. Probert.
10.3	Employment Agreement between the Company and Terrence Moorehead.
99.1	Press release issued by the Company, dated September 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: September 26, 2018	By:	/s/ Nathan G. Brower
Nathan G. Brower, Executive Vice President, General Counsel and Secretary